                                                                    EXHIBIT 10.7


EQUITY HOLDERS AGREEMENT


This agreement ("Agreement") is by and between AMC International Holdings
Ltd, a BVI Corporation ("AMCH") and IPC Corporation Ltd, a Singapore corporation ("IPC").

Whereas, AMCH, and its parent company Asia Media Communications, Ltd., a Nevada Corporation ("AMC"), and IPC have entered into an acquisition agreement (the "Acquisition Agreement"), dated 31 December, 1996 whereby AMCH has acquired 100% of the common stock of IPC (Corporation) Pty Ltd., an Australian corporation ("IPCA") from IPC, in return for US$20 million in Exchangeable Preferred Shares of AMCH (the "Pref Shares").


Whereas, the Pref Shares are exchangeable into common shares of AMC, pursuant to terms of the Acquisition Agreement and the Resolutions of the Board of AMCH creating the Pref Shares;

Whereas, the parties wish to agree to certain terms and conditions and have thus entered into this Agreement:

Now therefore, the parties agree as follows:

1. IPC agrees never to exercise its right to exchange the Pref Shares into common shares of AMC so long as the terms of the Acquisition Agreement and this Agreement have not been breached;

2. AMCH will redeem the Pref Shares from, and only from, the following funds as cash becomes available:

     a. 100% of any net cash realized from the sale or liquidation of any currently owned assets and from the existing ongoing business operations of IPCA (net of any liabilities);

     b. 90% of any net cash generated from new projects or business operations of IPCA which have been introduced to IPCA by IPC or its directors or officers;

     c. 80% of any net cash generated from new projects or business operations of IPCA which have been introduced to IPCA by AMCH or others.

3. The parties agree that any new business entered into by IPCA, or contributed to IPCA by either AMCH or AMC, will be identified to IPC in writing (prior to its initiation) as in to which category of Paragraph 2 it will fall.

4. Any new business to be introduced or contributed to IPCA by IPC will be identified and agreed to between IPC and AMCH in writing (prior to consummation of any transaction) as in to which category of Paragraph 2 it will fall.

This Agreement may be signed in counterpart by the parties hereto.

This Agreement is entered into this 1st day of April, 1997.


AMC International Holdings Ltd.               IPC Corporation Ltd.



________________________________           ___________________________
       Edward J. Tobin                              Patrick Ngiam